Exhibit 31.2
Rule 13a-14(a)/15d-14(a) Certification of Principal Financial Officer
I, Scott Humphrey, certify that:
1.I have reviewed this annual report on Form 10-K/A of Hibbett Sports, Inc.;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 16, 2020	/s/ Scott Humphrey
Scott Humphrey Interim Chief Financial Officer (Principal Financial and Accounting Officer)

End of Exhibit 31.2